SECURITIES PURCHASE AGREEMENT


                                      Among


                              CCW ACQUISITION CORP.

                                       and

                            THE SEVERAL PERSONS NAMED
                           IN SCHEDULE I, SCHEDULE II,
                       SCHEDULE III AND SCHEDULE IV HERETO









                          Dated as of December 29, 1998











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                                TABLE OF CONTENTS
                                                                            Page

I.   PURCHASE AND SALE OF SECURITIES...........................................2

     SECTION 1.01.  Issuance and Sale of the CCW Shares
                      to the Purchasers........................................2
     SECTION 1.02.  Issuance and Sale of the Note and Centennial
                      Shares to WCAS CP III....................................2
     SECTION 1.03.  Closing Date...............................................3

II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................3

     SECTION 2.01.  Organization and Qualification.............................3
     SECTION 2.02.  Subsidiaries...............................................3
     SECTION 2.03.  Capitalization.............................................3
     SECTION 2.04.  Authorization of Agreements, Etc...........................4
     SECTION 2.05.  Validity...................................................5
     SECTION 2.06.  Governmental Approvals.....................................5
     SECTION 2.07.  No Conduct of Business.....................................5
     SECTION 2.09.  Brokers....................................................6

III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..........................6

     SECTION 3.01.  Authorization..............................................6
     SECTION 3.02.  Validity...................................................6
     SECTION 3.03.  Investment Representations.................................6
     SECTION 3.04.  Governmental Approvals.....................................7
     SECTION 3.05.  Brokers....................................................8

IV.  COVENANTS.................................................................8

     SECTION 4.01.  Conduct of the Company's Business..........................8
     SECTION 4.02.  Further Assurances.........................................8

V.   CONDITIONS PRECEDENT......................................................9

     SECTION 5.01.  Conditions Precedent to the Obligations of
                      the Purchasers...........................................9
     SECTION 5.02.  Conditions Precedent to the Obligations of
                      the Company.............................................11







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                                                                            Page



VI.  TERMINATION..............................................................12

     SECTION 6.01.  Termination by the Parties................................12
     SECTION 6.02.  Effect of Termination.....................................12

VII. MISCELLANEOUS............................................................13

     SECTION 7.01.  Expenses, Etc.............................................13
     SECTION 7.02.  Survival of Agreements....................................14
     SECTION 7.03.  Parties in Interest.......................................15
     SECTION 7.04.  Notices...................................................15
     SECTION 7.05.  Entire Agreement; Assignment..............................16
     SECTION 7.06.  Counterparts..............................................16
     SECTION 7.07.  Headings..................................................16
     SECTION 7.08.  Severability..............................................16
     SECTION 7.09.  No Third Party Beneficiaries..............................16
     SECTION 7.10.  Specific Performance......................................16
     SECTION 7.11.  Governing Law.............................................16







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                         INDEX TO EXHIBITS AND SCHEDULES


Exhibit                 Description

  A                     Form of Senior Subordinated Note

  B                     Form of Stockholders Agreement

  C                     Form of Registration Rights Agreement

  D                     Form of Certificate of Incorporation of the Company

  E                     Form of By-laws of the Company

  F                     Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol



Schedule                Description

  I                    WCAS Purchasers
  II                   Blackstone Purchasers
  III                  Signal Purchasers
  IV                   Management Purchasers
 2.08                  Investment Interests







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          SECURITIES PURCHASE AGREEMENT, dated as of December 29, 1998, among
CCW ACQUISITION CORP., a Delaware corporation (the "Company"), the several persons named in Schedule I hereto (each a "WCAS Purchaser" and collectively the "WCAS Purchasers"), the several persons named in Schedule II hereto (each a "Blackstone Purchaser" and collectively the "Blackstone Purchasers"), the several persons named in Schedule III hereto (each a "Signal Purchaser" and collectively the "Signal Purchasers") and the several persons named in Schedule IV hereto (each a "Management Purchaser" and collectively the "Management Purchasers"). The WCAS Purchasers, the Blackstone Purchasers, the Signal Purchasers and the Management Purchasers are sometimes referred to herein collectively as the "Purchasers."

          WHEREAS, the Company desires to sell to the Purchasers other than WCAS Capital Partners III, L.P. ("WCAS CP III"), and such Purchasers desire to purchase from the Company, on the terms and subject to the conditions set forth herein, an aggregate 9,096,385 shares (the "CCW Shares") of Class A Common Stock, $.01 par value ("Common Stock"), of the Company at a purchase price of $43.9735 per share; and

          WHEREAS, at the time of the Closing (as defined herein), Centennial Cellular Corp., a Delaware corporation ("Centennial"), as the successor to the Company, desires to sell to WCAS CP III, and WCAS CP III desires to purchase from Centennial, on the terms and subject to the conditions set forth herein,
(i) a Senior Subordinated Note of Centennial due 2009, in the principal amount of $180,000,000, and (ii) 542,169 shares (the "Centennial Shares," and collectively with the CCW Shares, the "Shares") of Common Stock, for an aggregate purchase price of $180,000,000; and

          WHEREAS, the Company has agreed, as a condition to the obligation of the Purchasers to purchase said securities, that contemporaneously with the closing of the purchase and sale of the Shares and the aforementioned Senior Subordinated Note, the Company shall merge (the "Merger") with and into Centennial, all as contemplated by that certain Agreement and Plan of Merger, dated as of July 2, 1998, as amended on November 29, 1998 (the "Merger Agreement"), between the Company and Centennial, and in connection therewith shall use the proceeds from such sale to pay the merger consideration contemplated by the Merger Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:








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                                       I.

                         PURCHASE AND SALE OF SECURITIES

          SECTION 1.01. Issuance and Sale of the CCW Shares to the Purchasers.

          (a) Subject to the terms and conditions set forth herein, on the Closing Date (as hereinafter defined) the Company shall issue, sell and deliver to the Purchasers other than WCAS CP III, and each such Purchaser, acting severally and not jointly, shall purchase from the Company, the number of shares of Common Stock set forth opposite the name of such Purchaser on Schedule I,
Schedule II, Schedule III or Schedule IV, as the case may be, under the heading "Number of Shares of Common Stock," for a purchase price of $43.9735 per share. On the Closing Date, the Company shall issue a certificate or certificates in definitive form, registered in the name of each Purchaser, representing the number of CCW Shares purchased by such Purchaser.

          (b) As payment in full for the shares of Common Stock being purchased by it hereunder, and against delivery of the certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser, acting severally and not jointly, shall transfer, by wire transfer of immediately available funds to an account designated by the Company, the amount set forth opposite the name of such Purchaser on Schedule I, Schedule II, Schedule III or Schedule IV, as the case may be, under the heading "Aggregate Purchase Price."

          SECTION 1.02. Issuance and Sale of the Note and Centennial Shares to WCAS CP III.

          (a) Subject to the terms and conditions set forth herein, on the Closing Date Centennial, as the corporation surviving the Merger, shall issue, sell and deliver to WCAS CP III, and WCAS CP III shall purchase from Centennial, 542,169 shares of Common Stock and a Senior Subordinated Note of the Company due 2009, in substantially the form attached hereto as Exhibit A with such changes thereto as may be requested by the holders of "Senior Indebtedness" (as defined therein) and as are reasonably acceptable to the Blackstone Purchasers, in the principal amount of $180,000,000 (such note, and any note or notes issued in exchange or substitution therefor, being hereinafter called the "Note," and together with the Shares, the "Securities"), for an aggregate purchase price of $180,000,000. On the Closing Date, Centennial shall issue the Note and a certificate for such shares of Common Stock in definitive form, registered in the name of WCAS CP III.

          (b) On the Closing Date, as payment in full for the Note and the shares of Common Stock being purchased by it, and against delivery of the Note and a certificate for such shares of Common Stock as aforesaid, WCAS CP III shall pay to Centennial $180,000,000 by wire transfer of immediately available funds to an account designated by Centennial.







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          SECTION 1.03. Closing Date. The transfer, sale and delivery of the
Securities contemplated by Sections 1.01 and 1.02 hereof (the "Closing") shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York, as soon as practicable after the satisfaction or waiver of each of the conditions to the obligations of the parties set forth in Article VI hereof, or at such date and time as may be mutually agreed upon among the parties hereto (such date and time of the Closing being herein called the "Closing Date").


                                       II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Purchasers as follows:

          SECTION 2.01. Organization and Qualification. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the properties, assets, financial condition, prospects, operating results or business of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          SECTION 2.02. Subsidiaries. The Company does not own any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or any participating interest in any partnership, joint venture or other non-corporate business enterprise.

          SECTION 2.03. Capitalization.

          (a) On the date hereof, the authorized capital stock of the Company consists of 1,000 shares of Common Stock, of which one share is issued and outstanding and held of record by Welsh, Carson, Anderson & Stowe VIII, L.P. ("WCAS VIII").

          (b) Immediately prior to the Closing, the authorized capital stock of the Company will consist of 50,000,000 shares of Common Stock. Immediately after the Merger and after giving effect to the transactions contemplated hereby, the number of authorized shares of Common Stock of the Company will be 50,000,000 shares and there shall be no more than 10,375,193 shares of Common Stock issued and outstanding, of which 9,638,554 shares will be held of record by the Purchasers in the amounts set forth opposite the name of such Purchasers on
Schedule I, Schedule II, Schedule III and Schedule IV hereto, as applicable,







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under the heading "Number of Shares of Common Stock" (except that, in the case of WCAS VIII such number of shares shall be increased by one share to reflect the share of Common Stock already owned by WCAS VIII).

          (c) Except as set forth in paragraph (b) above and pursuant to the Stockholders Agreement referred to below, and except for options heretofore issued by Centennial to purchase up to 750,000 shares of Common Stock, immediately after the Closing and the Merger the Company will have outstanding no shares of capital stock or securities convertible into or exchange or exercisable for capital stock, or any rights or options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any capital stock or securities convertible into or exchangeable or exercisable for capital stock. Immediately after the Closing and the Merger, the Company will not be subject to any obligations (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital stock or securities, rights, options or other instruments of the type described in the preceding sentence, other than (i) any obligations relating to payments in respect of "Dissenting Shares" (as defined in the Merger Agreement) and (ii) pursuant to that certain Employment Agreement to be entered into between the Company and Rudy J. Graf.

          SECTION 2.04. Authorization of Agreements, Etc.

          (a) Each of (i) the execution and delivery by the Company of this Agreement, the Merger Agreement, a Stockholders Agreement in substantially the form attached hereto as Exhibit B (the "Stockholders Agreement") and a Registration Rights Agreement in substantially the form attached hereto as Exhibit C (the "Registration Rights Agreement," and collectively with the Stockholders Agreement, the "Ancillary Agreements"); (ii) the performance by the Company of its respective obligations hereunder and thereunder; (iii) the issuance, sale and delivery by the Company of the CCW Shares; (iv) the issuance, sale and delivery by Centennial, as the corporation surviving the Merger, of the Centennial Shares and the Note; and (v) the performance by the Company of the transactions contemplated hereby and by the Merger Agreement have been duly authorized by all requisite corporate action (and such authorization constitutes approval of the transactions contemplated hereby for purposes of Section 203 of the Delaware General Corporation Law with respect to the Company, including, following the Merger, the corporation that survives the Merger) and will not (x) violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound; (y) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument; or (z) result in the creation or imposition of any lien, charge, encumbrance, security interest or other similar claim (any of the foregoing, a "Claim") in favor of any third person upon any of the assets of the Company or any of the Shares.







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          (b) The CCW Shares have been duly authorized by the Company and, when sold and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock, free of all Claims. On or prior to the Closing Date, the Centennial Shares shall have been duly authorized by Centennial and, when sold and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock, free of all Claims. The issuance, sale and delivery of the Shares to the Purchasers hereunder are not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

          SECTION 2.05. Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Ancillary Agreements, when executed and delivered by the Company as provided in this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Note, when executed and delivered by Centennial as provided in this Agreement, will constitute the legal, valid and binding obligation of Centennial, enforceable against Centennial in accordance with its terms.

          SECTION 2.06. Governmental Approvals. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Article III hereof, and except as otherwise set forth in Sections 3.3 and 4.3 of the Merger Agreement, no registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary by the Company for the valid execution, delivery and performance of this Agreement and the Ancillary Agreements, the issuance, sale and delivery by the Company and Centennial (as applicable) of the Securities or the consummation of the transactions contemplated hereby or by the Merger Agreement.

          SECTION 2.07. No Conduct of Business. The Company was incorporated on June 29, 1998, and other than the execution and delivery by the Company of the Merger Agreement, the Company has conducted no business on or prior to the date hereof. Other than its obligations under the Merger Agreement, the Company does not have any liabilities or obligations of any kind or nature, whether known or unknown, secured or unsecured, absolute, accrued, contingent or otherwise, and whether due or to become due.

          SECTION 2.08. Investment Interests. Schedule 2.08 hereto lists all markets served by wireless telephone services in which Centennial holds minority partnership interests (collectively, the "Investment Interests"), in each case showing the number of total persons in a market ("total POPs") served by such wireless telephone service (computed in accordance with the estimate of the 1996 population of a Metropolitan Statistical Area ("MSA") or Rural Service Area ("RSA"), as derived from the 1997 Paul Kagan Associates population estimates), the percentage ownership interest of Centennial in such wireless telephone service and the number of "net POPs" (being the number of total POPs multiplied







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by Centennial's ownership interest). The numbers of total POPs and net POPs and the percentage ownership interests of Centennial listed on Schedule 2.08 are correct in all material respects.

          SECTION 2.09. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person on behalf of the Company in such manner as to give rise to any valid claim by such person against the Purchasers for a finder's fee, brokerage commission or similar payment.


                                      III.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          Each Purchaser, severally and not jointly, represents and warrants to the Company and to the other Purchasers as follows:

          SECTION 3.01. Authorization. The execution, delivery and performance by such Purchaser of this Agreement and the Ancillary Agreements, and the purchase and receipt by such Purchaser of the Securities being acquired by it hereunder, have been duly authorized by all requisite action on the part of such Purchaser, and will not (x) violate any provision of law, any order of any court or other agency of government, the charter or other governing documents of such Purchaser, or any provision of any indenture, agreement or other instrument by which such Purchaser or any of such Purchaser's properties or assets are bound;
(y) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument; or (z) result in any Claim upon any of the properties or assets of such Purchaser.

          SECTION 3.02. Validity. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms. The Ancillary Agreements, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms.

          SECTION 3.03. Investment Representations. For purposes of this Section 3.03, the term "such Purchaser" shall be deemed to include such Purchaser and its partners, in the case of a Purchaser that is a limited partnership that has been formed solely for the purpose of purchasing the Securities.

          (a) Such Purchaser is acquiring the Securities being purchased by such Purchaser hereunder for such Purchaser's own account, for investment, and not with a view toward the resale or distribution thereof.







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          (b) Such Purchaser understands that he, she or it, as the case may be, must bear the economic risk of such Purchaser's investment for an indefinite period of time because the Securities are not registered under the Securities
Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such Purchaser also understands that, except as provided in the Registration Rights Agreement, it is not contemplated that any registration will be made under the Securities Act or that the Company will take steps which will make the provisions of Rule 144 under the Securities Act available to permit resale of the Securities. Such Purchaser agrees not to pledge, transfer, convey or otherwise dispose of any of the Securities, except in a transaction that (A) is permitted under the Stockholders Agreement and (B) is the subject of either
(i) an effective registration statement under the Securities Act and any applicable state securities laws, or (ii) an applicable exemption from the Securities Act and any applicable state securities laws as confirmed, if reasonably requested by the Company, by an opinion of counsel to the effect that such registration is not required (which opinion and counsel shall be reasonably satisfactory to the Company), it being intended that the agreements with respect to the Securities contained in this sentence shall be construed consistently with the provisions relating to the same subject matter contained in the Registration Rights Agreement (provided that the provisions of the Registration Rights Agreement shall govern in the event of any conflict with the terms of this sentence).

          (c) Such Purchaser has the ability to bear the economic risks of the investment in the Securities being purchased hereunder for an indefinite period of time. Such Purchaser further acknowledges that he, she or it, as the case may be, has had the opportunity to ask questions of, and receive answers from, officers of the Company with respect to the business and financial condition of the Company and the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify such information or can acquire it without unreasonable effort or expense.

          (d) Such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of its investment in the Securities. Such Purchaser further represents that he, she or it, as the case may be, is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act with respect to its purchase of the Securities.

          (e) If such Purchaser is a limited partnership or limited liability company, such Purchaser represents that it has been organized and is existing as a limited partnership or limited liability company under the laws of its jurisdiction of organization.

          SECTION 3.04. Governmental Approvals. Except for any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the WCAS Purchasers, which filings have been made and with respect to which all applicable waiting periods have expired, no registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be






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necessary by such Purchaser for the valid execution, delivery and performance of this Agreement and the Ancillary Agreements.

          SECTION 3.05. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by such Purchaser without the intervention of any person on behalf of such Purchaser in such manner as to give rise to any valid claim by such person against the Company or the other Purchasers for a finder's fee, brokerage commission or similar payment.


                                       IV.

                                    COVENANTS

          SECTION 4.01. Conduct of the Company's Business. The Company covenants and agrees that, unless a majority in interest of each of (i) the WCAS Purchasers and (ii) the Blackstone Purchasers (determined on the basis of amounts to be invested in the Company pursuant to this Agreement) shall otherwise consent in writing, the Company shall conduct no business of any sort prior to the Closing Date, except as contemplated hereby or by the Merger Agreement or as necessary to effect the transactions contemplated hereby or thereby. Without limiting the generality of the foregoing, the Company agrees that, between the date hereof and the Closing Date, it shall not (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class, except as provided herein; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof (except an existing wholly-owned subsidiary) or any material amount of assets; (iii) incur or guarantee any indebtedness for borrowed money or refinance any such indebtedness or issue or sell any debt securities; (iv) enter into or modify any material contract, lease, agreement or commitment, or permit or perform any act that would cause a material breach of any such contract, lease, agreement or commitment; (v) make any loans, advances or capital contributions to or investments in, any other person; or (vi) violate or fail to perform in any material respect any obligation imposed upon the Company or any of its subsidiaries by any applicable laws, orders, decrees, ordinances, government rules or regulations.

          SECTION 4.02. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, the Ancillary Agreements and the Merger Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings. Without limiting the foregoing, between the date hereof and the Closing Date the Company shall take such actions as may be necessary to increase its authorized but






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unissued capital stock to allow it to issue the CCW Shares and to allow
Centennial, as the corporation surviving the Merger, to issue the Centennial Shares and the Note.


                                       V.

                              CONDITIONS PRECEDENT

          SECTION 5.01. Conditions Precedent to the Obligations of the Purchasers. The obligations of each Purchaser hereunder are subject to the satisfaction or waiver by such Purchaser, on or before the Closing Date, of the following conditions:

          (a) Representations and Warranties to Be True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of such date, and the Company shall have so certified to the Purchasers in writing.

          (b) Performance. The Company shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or on the Closing Date, and the Company shall have so certified to the Purchasers in writing.

          (c) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company and all waivers and consents to be obtained by the Company in connection with the transactions contemplated hereby and by the Merger Agreement shall have been taken or obtained by the Company and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel.

          (d) Supporting Documents. On or prior to the Closing Date the Purchasers and their counsel shall have received copies of the following supporting documents:

               (i) copies of (1) the Certificate of Incorporation of the Company (as the same shall be in effect after giving effect to the Merger), including all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware, which shall be substantially in the form of Exhibit D hereto, and (2) a certificate of said Secretary, dated as of a recent date, as to the due incorporation and good standing of the Company, and listing all documents relating to the Company on file with said official; and

               (ii) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date and certifying (1) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification (as the same shall be in effect after giving effect to the Merger), which shall be






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          substantially in the form of Exhibit E hereto; (2) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Ancillary Agreements and the Merger Agreements, the issuance, sale and delivery of the CCW Shares, the issuance, sale and delivery by Centennial (as the corporation surviving the Merger) of the Centennial Shares and the Note and the performance of the transactions contemplated by the Merger Agreement, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (3) that the Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(2) above; and (4) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and the Ancillary Agreements, the stock certificates representing the CCW Shares, the Note and the stock certificates representing the Centennial Shares (on behalf of the corporation surviving the Merger) and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii).

          All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

          (e) Opinion of Counsel. The Purchasers shall have received from Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel for the Company, an opinion dated the Closing Date, substantially in the form of Exhibit F attached hereto.

          (f) Consents. The Company shall have obtained all consents and made all filings contemplated by Sections 3.3 and 4.3 of the Merger Agreement. Without limiting the generality of the foregoing, all applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby and by the Merger Agreement shall have expired or been terminated.

          (g) Legal Proceedings. No preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority, or national securities exchange shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

          (h) Ancillary Agreements. Each of the Ancillary Agreements shall have been executed and delivered by each party thereto, and the same shall be in full force and effect.

          (i) Merger Agreement. The Merger Agreement shall not have been amended or modified in any significant respect (other than the amendment dated November 29, 1998) without the prior written consent of a majority in interest of each of

(i) the WCAS Purchasers and (ii) the Blackstone Purchasers (determined on the basis of amounts to be invested in the Company pursuant to this Agreement). The Merger contemplated by the Merger Agreement shall be consummated in accordance with the terms thereof. If the Company waives any significant condition precedent to such Merger that is set forth in the Merger Agreement, or if any Purchaser determines, in its reasonable discretion, that any significant condition precedent to such Merger is not satisfied, such Purchaser may, at its option, elect not to purchase the Shares to be acquired by it hereunder.

          (j) Other Purchasers. Each of the other Purchasers (other than WCAS CP
III) shall simultaneously purchase and pay for the CCW Shares to be purchased by it hereunder, and WCAS CP III shall simultaneously purchase and pay for the Note and Centennial Shares to be purchased by it hereunder.

          (k) Financing. The Financing (as defined in the Merger Agreement) shall have been consummated on terms no more onerous to the Company in any material respect than those set forth in the Financing Documents (as defined in the Merger Agreement) previously provided to the WCAS Purchasers and the Blackstone Purchasers, as such Financing Documents may be amended without the consent of Centennial pursuant to Section 4.9 of the Merger Agreement.

          SECTION 5.02. Conditions Precedent to the Obligations of the Company. The obligations of the Company hereunder are, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

          (a) Representations and Warranties to Be True and Correct. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

          (b) Performance. The Purchasers shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by them prior to or on the Closing Date.

          (c) All Proceedings to Be Satisfactory. All proceedings to be taken by the Purchasers and all waivers and consents to be obtained by the Purchasers in connection with the transactions contemplated hereby shall have been taken or obtained by the Purchasers and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel.

          (d) Consents. All applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby and by the Merger Agreement shall have expired or been terminated.

          (e) Legal Proceedings. No preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority, or national securities exchange shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

          (f) Ancillary Agreements. Each of the Ancillary Agreements shall have been executed and delivered by each party thereto, and the same shall be in full force and effect.

          (g) Merger Agreement. The Merger contemplated by the Merger Agreement shall have been consummated in accordance with the terms thereof.


                                       VI.

                                   TERMINATION

          SECTION 6.01. Termination by the Parties. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

          (a) by mutual consent of the Purchasers and the Company; or

          (b) by the Company or by a majority in interest of the WCAS Purchasers or the Blackstone Purchasers (determined on the basis of amounts to be invested in the Company pursuant to this Agreement), if the transactions contemplated hereby have not been consummated before March 31, 1999, unless the failure to consummate such transactions results from a breach of any representation, warranty or covenant of the party seeking to terminate this Agreement; provided, however, that no party may terminate this Agreement pursuant to this Section 6.01(b) on or before April 30, 1999 if the conditions to the Company's obligations to consummate the transactions contemplated under the Merger Agreement have not been satisfied on account of the failure to receive the FCC Transfer Approvals (as defined in the Merger Agreement); or

          (c) automatically upon the termination of the Merger Agreement in accordance with the terms thereof;

provided that the provisions of Article VII shall survive any such termination.

          SECTION 6.02. Effect of Termination. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to this Article VI, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto, except as provided in Section 7.01 hereof and except that nothing shall relieve any party from liability for any breach of this Agreement.

                                      VII.

                                  MISCELLANEOUS

          SECTION 7.01. Expenses, Etc.

          (a) In the event that the transactions contemplated hereby are consummated, the Company shall reimburse the Purchasers or pay on their behalf
(i) all "Out-of-Pocket Expenses" (as defined herein) and (ii) a fee to Signal Capital Partners, L.L.C., of $4,000,000.

          (b) On the Closing Date, the Company shall pay transaction fees of (i) $10,677,485 to WCA Management Corporation ("WCA Management") and (ii) $3,322,515 to Blackstone Management Partners III L.L.C. ("Blackstone Management"), by wire transfer of immediately available funds to the respective accounts designated by them.

          (c) If the transactions contemplated by the Merger Agreement are not consummated, the Company shall be obligated to reimburse all Out-of-Pocket Expenses and shall apply all funds available to it, including by way of any reimbursement payments and break-up fees from, and any claims therefor or other claims against, Centennial and its affiliates, and also including any of the funds in the Initial Escrow and Pledge Account not required to be used to redeem Notes pursuant to, and as such terms are defined in, the Escrow Agreement (as defined below) (all such available funds, "Company Funds") to such reimbursements. If the Company Funds are not sufficient to permit the Company to reimburse all Out-of-Pocket Expenses, then the Company shall apply any Company Funds received (i) first, to reimburse the WCAS Purchasers for the "Escrow Payment" (as defined herein) and (ii) second, to reimburse all other Out-of-Pocket Expenses pro rata in accordance with the amounts of such Out-of-Pocket Expenses. The Blackstone Purchasers, severally in accordance with the "Blackstone Funding Percentages" set forth on Schedule II and not jointly, hereby agree, following the redemption, if any, of the Notes contemplated by
Section 4.4 of the Escrow Agreement (the "Notes Redemption"), to reimburse the WCAS Purchasers for an aggregate of 32.5% of the balance of the Escrow Payment not so reimbursed by the Company. All other Out-of-Pocket Expenses not so reimbursed by the Company shall be aggregated; the WCAS Purchasers shall pay 76.3% of such aggregate amount and the Blackstone Purchasers shall pay 23.7% of such aggregate amount, giving credit in each case for payments by any of them previously made in respect of such Out-of-Pocket Expenses. It is understood that any amounts reimbursed by the WCAS Purchasers or the Blackstone Purchasers pursuant to this paragraph (c) shall be considered Out-of-Pocket Expenses of the WCAS Purchasers or the Blackstone Purchasers, as the case may be, and shall be subject to reimbursement from the Company pursuant to the provisions hereof regardless of any termination of this Agreement.

          (d) If the transactions contemplated by the Merger Agreement are not consummated and the Company receives Company Funds in an amount sufficient to permit the Company to reimburse all Out-of-Pocket Expenses, the Company shall reimburse all Out-of-Pocket Expenses. To the extent the Company Funds exceed the total amount of Out-of-Pocket Expenses, the Company shall pay (A) 76.3% of such excess to or as directed by WCA Management and (B) 23.7% of such excess to or as directed by Blackstone Management.

          (e) For purposes of this Section 7.01:

               "Escrow Payment" means a payment by certain of the WCAS Purchasers of $25 million pursuant to the Pledge and Escrow Agreement, dated as of December 14, 1998 (the "Escrow Agreement"), among Centennial Finance Corp., Centennial Cellular Operating Co. LLC and the Trustee named therein; and

               "Out-of-Pocket Expenses" means any and all reasonable fees and expenses in curred by the Purchasers, WCA Management, Blackstone Management and their respective affiliates in connection with due diligence activities regarding Centennial, the negotiation and preparation of this Agreement and the related documents and agreements contemplated hereby and the consummation of the transactions contemplated hereby and by the Merger Agreement, including (without limitation) (i) all actual out-of-pocket expenses of the Purchasers, WCA Management, Blackstone Management and their respective affiliates, including reasonable fees and expenses of attorneys and accountants;
          (ii) the Escrow Payment; (iii) any salary, benefits, bonuses or other compensation of any sort paid by any WCAS Purchaser or WCA Management to any of Michael J. Small, Peter W. Chehayl and/or Edward G. Owen in their respective capacities as officers, employees or agents of the Company or Centennial prior to the Closing Date; and (iv) any financing fees, termination payments, prepayment premiums and other fees and expenses paid or payable by any of the Purchasers, WCA Management and Blackstone Management in terminating any financing arrangements and otherwise discontinuing their respective actions to consummate the transactions contemplated hereby and by the Merger Agreement.

          (f) The WCAS Purchasers, WCA Management, the Company and their affiliates (the "Controlling Parties") shall, in good faith and on a timely basis, consult with the Blackstone Purchasers or their affiliates with respect to all actions determined to be taken or not to be taken by the Controlling Parties in connection with the Merger, the Merger Agreement, the Escrow Agreement, and all related documents and transactions to the extent such actions and/or inaction, individually or in the aggregate, would affect the likelihood of a Notes Redemption; provided, however, that any such actions or inactions shall be at the sole discretion of the Controlling Parties.

          SECTION 7.02. Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Securities pursuant hereto, notwithstanding any investigation made at any time by or on behalf of any party hereto. All statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

          SECTION 7.03. Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any party hereto shall bind and inure to the benefit of the respective successors and assigns of such party hereto whether so expressed or not. Without limiting the foregoing, upon the consummation of the Merger, the corporation that survives the Merger shall succeed to all obligations of the Company set forth herein and, immediately following the Merger, shall execute and deliver to each Purchaser a supplement hereto in form and substance reasonably acceptable to each Purchaser acknowledging that it is bound by all such obligations of the Company.

          SECTION 7.04. Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class certified mail, postage prepaid, by nationally recognized overnight courier, or by telecopy addressed to such party at the address or telecopy number set forth below or such other address or telecopy number as may hereafter be designated in writing by the addressee to the addressor listing all parties:

         if to the Company, to:

                  CCW Acquisition Corp.
                  1305 Campus Parkway
                  Neptune, New Jersey 07753
                  Telecopy Number: (732) 919-1022
                  Attention: President;

         with a copy to:

                  Reboul, MacMurray, Hewitt, Maynard & Kristol
                  45 Rockefeller Plaza
                  New York, New York  10111
                  Telecopy Number:  (212) 841-5725
                  Attention:  Robert A. Schwed, Esq.;

          if to any Purchaser, to it at its address set forth on Schedule I,
          Schedule II, Schedule III or Schedule IV hereto, as the case may be;

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing, (c) in the case of delivery by overnight courier, on the business day following the date of delivery to such courier, and (d) in the case of telecopy, when received.

          SECTION 7.05. Entire Agreement; Assignment. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and may not be amended or modified except in a writing signed by the Company and a majority in interest (determined on the basis of amounts to be invested in the Company pursuant to this Agreement) of each of the WCAS Purchasers, the Blackstone Purchasers, the Signal Purchasers and the Management Purchasers. Any waiver of any provision of this Agreement must be in a writing signed by the party against whom enforcement of such waiver is sought. Except as contemplated by the last sentence of Section 7.03 hereof, this Agreement shall not be assigned by operation of law or otherwise without the consent of the other parties hereto.

          SECTION 7.06. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          SECTION 7.07. Headings. Headings and section reference numbers in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          SECTION 7.08. Severability. In the event that any one or more of the provisions set forth herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

          SECTION 7.09. No Third Party Beneficiaries. Except as contemplated by
Section 7.01, this Agreement is not intended to confer any rights or remedies upon any person other than the parties hereto.

          SECTION 7.10. Specific Performance. Each party hereto agrees that a remedy at law for any breach or threatened breach by such party of this Agreement would be inadequate and therefore agrees that any other party hereto shall be entitled to specific performance of this Agreement in addition to any other available rights and remedies in case of any such breach or threatened breach.

          SECTION 7.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                             CCW ACQUISITION CORP.



                             By /s/ Anthony J. de Nicola
                             Name:  Anthony J. de Nicola
                             Title: Vice President and Treasurer


                             WELSH, CARSON, ANDERSON & STOWE VII, L.P.
                             By WCAS VII Partners, L.P., General Partner


                             By /s/ Anthony J. de Nicola
                                      General Partner


                             WELSH, CARSON, ANDERSON & STOWE VIII, L.P.
                             By WCAS VIII Associates, L.L.C., General Partner


                             By /s/ Anthony J. de Nicola
                                       Managing Member


                             WCAS CAPITAL PARTNERS III, L.P.
                             By WCAS CP III Associates, L.L.C., General Partner


                             By /s/ Anthony J. de Nicola
                                       Managing Member


                             WCAS INFORMATION PARTNERS, L.P.


                             By
                                       General Partner

                             Patrick J. Welsh
                             Russell L. Carson
                             Bruce K. Anderson
                             Andrew M. Paul
                             Thomas E. McInerney
                             Laura M. VanBuren
                             Robert A. Minicucci
                             Anthony J. de Nicola
                             Paul B. Queally
                             Lawrence B. Sorrel
                             Priscilla A. Newman
                             Rudolph E. Rupert
                             D. Scott Mackesy


                             By /s/ Laura VanBuren
                                Laura M. VanBuren
                                Individually and
                                as Attorney-in-Fact

                             WCA MANAGEMENT CORPORATION



                             By: /s/Patrick J. Welsh
                             Name:  Patrick J. Welsh
                             Title: President



                             KRISTIN M. ANDERSON TRUST



                             By: /s/Patrick J. Welsh
                                         Trustee



                             MARK S. ANDERSON TRUST



                             By: /s/Patrick J. Welsh
                                       Trustee



                             DANIEL B. ANDERSON TRUST



                             By: /s/Patrick J. Welsh
                                        Trustee



                             ROBERT W. BAIRD & CO., INC., TRUSTEE F/B/O
                             MICHAEL J. SMALL ROLLOVER IRA



                             By: /s/ Michael J. Small
                             Title:

                             BLACKSTONE CCC CAPITAL PARTNERS L.P.

                             By: Blackstone Management Associates III L.L.C.,
                                   Its general partner


                             By   /s/ Stephen A. Schwarzman
                               Name:  Stephen A. Schwarzman
                               Title: President & CEO


                             BLACKSTONE CCC OFFSHORE CAPITAL
                               PARTNERS L.P.

                             By: Blackstone Management Associates III L.L.C.,
                                   Its general partner


                             By   /s/ Stephen A. Schwarzman
                               Name:  Stephen A. Schwarzman
                               Title: President & CEO


                             BLACKSTONE FAMILY INVESTMENT
                               PARTNERSHIP III L.P.

                             By: Blackstone Management Associates III L.L.C.,
                                   Its general partner


                             By   /s/ Stephen A. Schwarzman
                               Name:  Stephen A. Schwarzman
                               Title: President & CEO

                             SIGNAL/CENTENNIAL PARTNERS, L.L.C.

                             By: Signal/Centennial Associates, LLC
                             By: Signal Partners, LLC


                             By /s/ Alfred J. Puchala
                                    Managing Member





                             /s/ Michael J. Small
                                 Michael J. Small



                             /s/ Peter W. Chehayl
                                 Peter W. Chehayl



                             /s/ Edward G. Owen
                                 Edward G. Owen

                                   SCHEDULE I

                                 WCAS Purchasers

                                              Number of Shares    Aggregate
Name and Address of Purchaser                 of Common Stock     Purchase Price


Welsh, Carson, Anderson & Stowe VII, L.P.          648,117         $28,500,000
Welsh, Carson, Anderson & Stowe VIII, L.P.       4,791,333        $210,691,735
WCAS Information Partners, L.P                      22,741          $1,000,000
WCAS Capital Partners III, L.P.                    542,169    See Section 1.02
WCA Management Corporation                          56,852          $2,500,000
Patrick J. Welsh                                    51,776          $2,276,751
Russell L. Carson                                   51,776          $2,276,751
Bruce K. Anderson                                   48,364          $2,126,751
Kristin M. Anderson Trust                            1,137             $50,000
Mark S. Anderson Trust                               1,137             $50,000
Daniel B. Anderson Trust                             1,137             $50,000
Thomas E. McInerney                                 51,776          $2,276,751
Andrew M. Paul                                      39,448          $1,734,667
Robert A. Minicucci                                 20,012            $880,000
Anthony J. de Nicola                                 4,548            $200,000
Paul B. Queally                                      4,207            $185,000
Lawrence B. Sorrel                                   4,548            $200,000
Rudolph E. Rupert                                    4,548            $200,000
D. Scott Mackesy                                     1,137             $50,000
Priscilla A. Newman                                  1,478             $65,000
Laura M. VanBuren                                      455             $20,000
TOTAL:                                           6,348,696        $255,333,406

c/o Welsh, Carson, Anderson & Stowe
      320 Park Avenue, Suite 2500
      New York, New York  10022
      Telecopy:  (212) 893-9575
      Attention:  Thomas E. McInerney

                                   SCHEDULE II

                              Blackstone Purchasers


                                                                                 Blackstone
                                        Number of Shares      Aggregate          Funding
Name and Address of Purchaser           of Common Stock       Purchase Price     Percentages

Blackstone CCC Capital Partners L.P.    2,490,358            $109,509,775         79.5584%

Blackstone CCC Offshore Capital
 Partners L.P.                            452,055            $ 19,878,444         14.4416%

Blackstone Family Investment
Partnership III L.P.                      187,814            $  8,258,840          6.0000%

TOTAL                                   3,130,227            $137,647,059        100.00%

c/o The Blackstone Group
      345 Park Avenue
      New York, New York 10154
      Attn: Mark T. Gallogly
      Telecopy: 212-754-8704

      with a copy to:

      Robert L. Friedman
      Simpson Thacher & Bartlett
      425 Lexington Avenue
      New York, New York 10017
      Telecopy: 212-455-2502


                                  SCHEDULE III

                                Signal Purchasers

                                            Number of Shares      Aggregate
Name and Address of Purchaser               of Common Stock       Purchase Price

Signal/Centennial Partners, L.L.C.              142,131           $6,250,000
10 East 53rd Street
32nd Floor
New York, NY 10022
Telecopy: (212) 253-4235
Attention: Alfred J. Puchala

         with a copy to:

         O'Sullivan, Graev & Karabell, LLP
         30 Rockefeller Plaza
         New York, NY 10112
         Telecopy:  (212) 408-2420
         Attention:  Phyllis Schwartz, Esq.

                                  SCHEDULE IV

                              Management Purchasers

                                       Number of Shares           Aggregate
Name and Address of Purchaser          of Common Stock            Purchase Price

    Michael J. Small                        6,000                    $263,841

    Michael J. Small Rollover IRA           4,000                    $175,894

    Peter W. Chehayl                        2,500                    $109,934

    Edward G. Owen                          5,000                    $219,867

    Total:                                 17,500                    $769,536

    c/o Centennial Cellular Corp.
        1305 Campus Parkway
        Neptune, NJ 07753

                                  SCHEDULE 2.08

                              Investment Interests




Markets                                       Total POPs   Ownership   Net POPs

Sacramento Valley Cluster
  (7 MSAs; 3 RSAs)                            3,598,000     23.5%      844,000
San Francisco Bay Area Cluster (6 MSAs)       7,041,000      2.9%      202,000
Lawrence, Pennsylvania                          382,000     14.3%       55,000
Del Norte, California                           213,000      6.9%       15,000
Modoc, California                                63,000     25.0%       16,000
Lake Charles, Louisiana*                        176,000     25.1%       44,000
                                             ----------              ---------
Total Investment Interests                   11,473,000              1,176,000
                                             ==========              =========

-------------------------------

*Indicates systems that are in MSAs; all other systems are in RSAs.